Exhibit 4.1
SPECIMEN UNIT CERTIFICATE

NUMBER	UNITS

U-	CUSIP
SEE REVERSE FOR CERTAIN
           DEFINITIONS
ATLAS ACQUISITION HOLDINGS CORP.
UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND
ONE WARRANT TO PURCHASE ONE
SHARE OF COMMON STOCK

THIS CERTIFIES THAT

is the owner of	Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.001 per share (“Common Stock”), of Atlas Acquisition Holdings Corp., a Delaware corporation (the “Company”), and one warrant (the “Warrant”). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $7.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company’s completion of a merger, capital stock exchange, stock or asset acquisition, exchangeable share transaction, reorganization, or similar business combination with a target business or (ii) January 23, 2009 and will expire unless exercised before 5:00 p.m., New York City Time, on January 23, 2012, or earlier upon redemption (the “Expiration Date”). The Common Stock and Warrants comprising the Units represented by this certificate will be permitted to trade separately ninety business days (or such earlier number of days as the underwriters may permit) after January 23, 2008 (or as soon as practicable thereafter), subject to the Company having filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting the receipt by the Company of the gross proceeds of its initial public offering and having issued a press release announcing when such separate trading will begin. The terms of the Warrants are governed by a Warrant Agreement, dated as of January 24, 2008 as may be amended from time to time, between the Company and American Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 59 Maiden Lane, Plaza Level, New York, New York 10038, and are available to any Warrant holder on written request and without cost. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.
Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

Dated:

By:

	James N. Hauslein, Chief Executive Officer	Gaurav V. Burman, Secretary

Countersigned and Registered:

By:

	American Stock Transfer & Trust Company	Registrar

     The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the Units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the Units.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —			Custodian
		(Cust)	(Minor)

under Uniform Gifts to Minors
Act

(State)
Additional abbreviations may also be used though not in the above list.
     For value received,                                                              hereby sell, assign, and transfer unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units
represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated

(SIGNATURE)

	NOTICE	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS, AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).
The holder of this certificate shall be entitled to receive funds from the trust fund only in the event that the Company is liquidated because it does not consummate a business combination or the holder seeks to convert his, her, or its respective shares into cash upon a business combination which he, she, or it voted against and which is actually completed by the Company. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.

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